Exhibit 10.15

AMENDATORY AGREEMENT

This Amendatory Agreement (the “Agreement”) is entered into as of January 1, 2002 between BRW Acquisition, Inc., a Delaware corporation (the “Company”) and Fisher Capital Corp. LLC (“Fisher Capital”).

WHEREAS, the Company and Fisher Capital entered into a letter agreement dated as of July 9, 1998 (the “Letter Agreement”) whereunder Fisher Capital agreed to provide management, consulting and financial services to the Company and the Company agreed to retain Fisher Capital to provide such services pursuant to the terms contained therein (including the payment by the Company to Fisher Capital of a fee (the “Fee”) equal to $250,000 per calendar year to Fisher Capital in consideration of its provision of such services);

WHEREAS, effective as of September 1, 2000, Jim Fisher, Managing Member of Fisher Capital, commenced performing services for the Company in the capacity of Acting Chief Executive Officer thereof and in consideration therefor, the Company agreed to increase the fee to $600,000 per calendar year, retroactive to January 1, 2000.

WHEREAS, effective as of January 1, 2002, in consideration of Jim Fisher, Managing Member of Fisher Capital, performing services for the Company in the capacity of Acting Chief Executive Officer thereof, the Company agrees to increase the fee to $700,000 per calendar year, effective to January 1, 2002.

NOW THEREFORE, to implement the foregoing and for good and valuable consideration, the parties to this Agreement agree as follows:

1.               Paragraph 1 of the Letter Agreement is amended by replacing the phrase “six hundred thousand dollars ($600,000)” with the phrase “seven hundred thousand dollars ($700,000)”, commencing as of January 1, 2002.

2.               As amended by this Agreement, the Letter Agreement shall continue in full force and effect in accordance with the terms thereof.

FISHER CAPITAL CORP. LLC		BRW ACQUISITION, INC.

By:	/s/ James R. Fisher	By:	/s/ Donald M. Simon
Name:	James R. Fisher	Name:	Donald M. Simon
Title:	Managing Member	Title:	President